Exhibit 10.13

[InMode letterhead]

August 30th, 2018

Mr. Bedo Eghiayan
Chief Executive Officer
Wigmore Medical Limited
23 Wigmore Street
London W1U 1PL
United Kingdom

Re: Consent to Waive Equity Swap Provision of MOU

Dear Mr. Eghiayan,

Reference is made to the Founders Memorandum of Understanding, dated as of March 4, 2014 (the “MOU”), by and between InMode Ltd. (formerly Invasix Ltd.) (“Inmode”) and Wigmore Medical Limited (“Wigmore”). As of the date of this letter, Wigmore holds 49% of the outstanding share capital of Invasix UK Ltd., a subsidiary of InMode (“Invasix UK”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the MOU.

Wigmore hereby agrees to waive any and all rights, requirements, privileges and interests described under Section 10 “Equity Swap” of the MOU, which provides for, among other things, that Wigmore is entitled to swap its shares in Invasix UK for ordinary shares of InMode prior to any IPO or M&A transaction.

Wigmore acknowledges and agrees that the execution and delivery of this letter, except as specifically provided herein, shall not constitute a release, waiver or amendment of any other provision of the MOU, and all other terms of the MOU otherwise remain in full force and effect.

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Sincerely,

INMODE LTD.

By:	/s/ Moshe Mizrahy
Name:	Moshe Mizrahy
Title:	CEO

Agreement to waive and disclaim as of the 30th day of August, 2018:

WIGMORE MEDICAL LTD.

By:	/s/ B.L. Eghiayan
Name:	B.L Eghiayan
Title:	CEO